UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 23, 2003
Date of Report (Date of earliest event reported)

CITIZENS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)
KENTUCKY	0-20148	61-1187135

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CITIZENS FINANCIAL CORPORATION
12910 SHELBYVILLE ROAD LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant's telephone number, including area code:  502) 244-2420

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

        On December 23, 2003, the Registrant borrowed $1,000,000 on a subordinated basis from Darrell R. Wells, an officer, director and shareholder. These funds were used for working capital purposes, including commercial bank debt service, and to permit maintaining the Registrant's existing investment portfolio and other liquidity. The loan is unsecured and has a maturity of June 30, 2005. Initially, it bears interest payable at six (6) percent on the first day of each calendar quarter (beginning January 1, 2004). The rate will adjust on each interest payment date so as to equal the greater of one (1) percent over its bank lender's prime rate on that date or six (6) percent. Pursuant to a subordination agreement required by the bank lender, the Registrant will not be permitted to pay principal on the loan except with the approval of the bank lender or to pay interest on the loan at any time a default exists under its loan from the bank lender or certain agreements between Mr. Wells and the bank lender. The Registrant's failure to make a payment to Mr. Wells that is prohibited by the subordination agreement will not constitute a default under the loan from Mr. Wells. This loan is on the same terms, in all material respects, as a $2,000,000 loan from Mr. Wells to the Registrant dated December 19, 2002. Mr. Wells is the Registrant's principal shareholder, chairman of its Board of Directors and President and Chief Executive Officer.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2004	Citizens Financial Corporation Registrant
By: /s/ Brent L. Nemec Brent L. Nemec Vice President, Chief Financial Officer and Treasurer